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                                                                    Exhibit 10.5

                               OPERATING AGREEMENT
                                       OF
                         TRUMARK STEEL & PROCESSING LLC

         This Operating Agreement ("Agreement") is entered into as of the 1st day of April, 2002 by and among The Goss Group, Inc. ("G Member") and Oly Steel Welding, Inc. ("O Member").

                                    ARTICLE I

                                   DEFINITIONS

         All terms used herein and not otherwise defined shall have the meanings given in EXHIBIT A attached hereto and made a part hereof.

                                   ARTICLE II

                                  ORGANIZATION

         2.1 NAME. The name of the Company shall be Trumark Steel & Processing LLC. The Company shall adopt the name style "Trumark Steel & Processing". Upon unanimous agreement by O Member and G Member, the name of the Company can be changed without impacting their remaining provisions of this Agreement. 2.2 MEMBERS. There shall be two (2) members of the Company, G Member, which shall have a fifty-one percent (51%) interest, and O Member, which shall have a forty-nine percent (49%) interest. G Member shall serve as the Managing Member.

         2.3 DURATION. The Company shall have a perpetual existence, unless dissolved in accordance with the Michigan Limited Liability Company Act, the Company's Articles of Organization or this Agreement.

         2.4 PURPOSE AND POWERS. The Company shall be for the purpose of and have all the powers of a limited liability company under the laws of the State of Michigan.


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         2.5 TAX MATTERS MEMBER. Subject to change by the Board, O Member is appointed as tax matters member of the Company.

         2.6 MINORITY BUSINESS CERTIFICATION. The Members intend that the Company be qualified as a minority business enterprise ("MBE") under the certification guidelines of the Michigan Minority Business Development Council ("MMBDC"). Upon execution of this Agreement, the Company shall use its best efforts to obtain MBE Certification for so long as this Agreement remains in effect. As used in this Section 2.6 and elsewhere in this Agreement, the terms "minority", "minorities" and "minority group" shall have the meaning given to it in the MMBDC Certification Policy and Procedure Manual (March 1998 revision), as from time to time amended and updated. If further action (including, without limitation, amending this Agreement) is determined by the Members to be necessary for the Company to obtain MBE Certification, the Members shall consider and discuss such action in good faith, and if the Members agree, such action shall be taken as promptly as practicable, but if either Member determines that such action is unacceptable to it and MBE Certification cannot be obtained without such action, the Company shall be dissolved.

                                   ARTICLE III

                          DISTRIBUTIONS AND ALLOCATIONS

         3.1 BOOKS OF ACCOUNT. The books of account of the Company that are kept for other than tax purposes (the "GAAP books") shall be kept in accordance with GAAP.

         3.2 DISTRIBUTIONS. Except to the extent limited by applicable law or by the terms of any contract entered into by the Company and any lender, under the discretion of the Board of Managers, the Company shall make distributions in cash from time to time to the Members in proportion to their then percentage interests in the Company.


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         3.3 ALLOCATIONS OF PROFITS AND LOSSES.

             (a) GENERAL RULE. For book accounting and other purposes (except tax matters), profits and losses, and each item of income, gain, loss or deduction comprising such profits and losses for any fiscal year shall be allocated to the Members in accordance with their respective percentage interests in the Company set forth in Section 2.2.

             (b) TAX ACCOUNTING RULES. For tax purposes, each item of gain, loss, deduction or credit shall be allocated as set forth in the TAX APPENDIX.

             (c) MAINTENANCE OF CAPITAL ACCOUNTS. For tax purposes, capital accounts shall be maintained as set forth in the TAX APPENDIX.

         3.4 FISCAL YEAR. The Company's fiscal year for all purposes shall be the calendar year.

                                   ARTICLE IV

                              MANAGEMENT OF COMPANY

         4.1 GENERAL PRINCIPLES.

             (a) INDEPENDENCE OF COMPANY. The Company shall operate as an independent business entity, separate and distinct from the operations of the Members or their respective Affiliates. Pursuant to the Michigan Limited Liability Company Act, the separate assets of any Member are not available to satisfy the debts of the Company.

             (b) AFFILIATED PARTY TRANSACTIONS. Any contract or amendment thereto between the Company and a Member or an Affiliate of a Member shall be negotiated at arm's length.

         4.2 BOARD OF MANAGERS.


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             (a) GENERAL RESPONSIBILITY. The Company and its business affairs shall be managed by five managers ("Managers"), to be known as its "Board of Managers" or "Board". At all times a majority of the Managers shall be minorities. The Board shall be responsible for overall policy matters and the business operations of the Company. Officers and employees of the Company shall conduct the operations of the Company and related business activities in a manner consistent with the policies adopted from time to time by the Board. Each Manager shall have one (1) vote.

             (b) SELECTION AND REMOVAL OF MANAGERS. Three (3) of the Managers (and their replacements from time to time) shall be selected by G Member. Two
(2) of the Managers (and their replacements from time to time) shall be selected by O Member. Managers may be removed by (i) the mutual agreement of O Member and G Member; (ii) the Member who selected such Manager, or (iii) O Member or G Member upon such Manager's theft or embezzlement from the Company or conviction of any felony or crime involving moral turpitude. Managers shall be selected or removed by written notice from the Member making the selection or removal delivered to the other Member and the affected Manager.

             (c) TERM OF OFFICE. Each Manager shall hold office until his or her successor is qualified, or until his or her earlier resignation, removal from office, or death.

             (d) VACANCIES. In the case of a Manager vacancy, such vacancy may be filled by the Member who originally selected such Manager.

             (e) REGULAR MEETINGS. Except as otherwise decided by the Board, the Board shall hold regular meetings not less than four (4) times each year.

             (f) SPECIAL MEETINGS. Any Member or any Manager may call a special meeting. Any Member or Manager who calls a special meeting shall, unless the Members


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otherwise agree, provide at least fifteen (15) calendar days' notice, which notice shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at the meeting, to all the members of the Board.

             (g) ACTION BY THE BOARD.

                 (i) The Board may act at a meeting by the affirmative vote of a majority of the members of the Board; (ii) The Board may hold a meeting by means of a conference telephone or other communications equipment through which all persons participating at the meeting can hear each other and participation by such means shall constitute presence in person at a meeting; and (iii) The Board may act by written consent without a meeting by a written consent signed by all members of the Board.

         4.3 OFFICERS.

             (a) APPOINTMENT AND DISMISSAL. The officers of the Company shall consist of a Chief Executive Officer, a Treasurer and a Secretary and such officers may be appointed and removed by the Board of Managers from time to time. At all times, a majority of the Officers shall be minorities. The Officers shall have (i) authority over the day-to-day affairs of the Company, and (ii) such other powers as the Board may from time to time authorize; provided, however, that any Company check written in excess of $100,000 shall require the signature of at least two (2) Officers, and notice of any such checks shall be provided in a prompt manner to all Members. In addition to the authority granted to the Board of Managers, Officers may be dismissed or removed by any Member upon an Officer's theft or embezzlement from the Company or conviction of any felony or crime involving moral turpitude.



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             (b) DUTIES OF CHIEF EXECUTIVE OFFICER. The Chief Executive Officer
shall (1) direct the activities of all of the Company's employees, contractors, agents and representatives and direct the use of all of the Company's assets, except to the extent said employees, contractors, agents, representatives and assets are to be directed by and responsible to the Board or except to the extent of the dual signature requirement pursuant to Section 4.3; (2) for all matters pertaining to its performance as Chief Executive Officer, maintain, and cause the employees of the Company to maintain, accurate records regarding operations; (3) report to the Board not less than quarterly regarding the status of operations; and (4) make such other reports as shall be requested by any Manager.

         4.4 REQUIREMENT OF BOARD ACTION ON CERTAIN MATTERS. Approval by the Board, in accordance with Section 4.2(viii), shall be required in order to constitute a valid authorization for the Company to:

             (1) Commit to any capital project or make any capital expenditure in excess of $5,000;

             (2) Make any expenditure on a capital project which, when added to all other expenditures covered by such project, would exceed the aggregate amount approved for such project by ten percent (10%);

             (3) Enter into or assume any contract that is for a duration of more than one (1) year;

             (4) Enter into, modify, amend, extend or waive any right with respect to any contract providing for (i) the sale of any of the Company's processing equipment; (ii) the merger or consolidation of the Company, or (iii) any technology-related agreements;


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             (5) Incur or guarantee any indebtedness for money borrowed, except for accounts payable and draws upon the Company's revolving line of credit incurred in the ordinary course of business and the endorsement of checks and other instruments in the ordinary course of business;

             (6) Approve or amend the Company's annual business plan, including the capitalization of the Company as well as the Company's capital budget;

             (7) Approve any new or amend any existing employee benefit plan that applies to any of the employees of the Company;

             (8) Approve any labor or personnel relations agreement, collective bargaining agreement or any related policy;

             (9) Authorize any salary or wage in excess of $50,000 annually or approve any bonus payment to an employee;

             (10) Enter into any employment contract;

             (11) Commence any suit or action, other than a proof of claim in bankruptcy;

             (12) Make any donation of cash or assets in excess of $250;

             (13) Approve the annual audited financial statements of the Company;

             (14) Approve the annual tax returns of the Company;

             (15) Change the Company's auditors from a nationally recognized accounting firm or change any accounting principle or practice;

             (16) Approve the insurance coverage maintained by the Company;

             (17) Approve or consent to the shutdown or other such termination of operations of the Company;


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             (18) Agree upon or take any action with respect to any other matter that is not in the ordinary course of business; and

             (19) Make any press release or other public disclosure on behalf of the Company.

                                    ARTICLE V

                             AGREEMENTS WITH MEMBERS

         The Company may from time to time enter into one or more agreements with a Member concerning the purchase by the Company of administrative or other services from a Member or Affiliates of a Member. Prior to each calendar quarter, the Managers shall estimate the cost of such services for the following quarter. Within fifteen (15) days after the end of each calendar quarter, the Company shall reimburse each Member at cost for any such services provided.

                                   ARTICLE VI

                      CERTAIN COVENANTS CONCERNING MEMBERS

         6.1 INDEPENDENT ACTIVITIES.

             (a) The Members acknowledge that the primary business of the Company will be steel processing and steel sales ("the Business").

             (b) None of the Members or any Affiliate of a Member shall engage in a steel distribution business, whether independently or as a shareholder, partner or member of another entity, within the states of Ohio, Indiana, Michigan or Illinois in the Business as a minority business enterprise certified by any federal, state or local certifying body recognized by the National Minority Supplier Development Council or otherwise, unless such member or Affiliate (the "Competing Member") first offers in writing the opportunity to the other Members (the "Non-Competing Member") to participate equally in such activity. The Non-Competing


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Member shall have fifteen (15) days following its receipt of notice from the
Competing Member to notify the Competing Member in writing whether it elects to participate in the competing activity. If the Non-Competing Member elects not to participate or has not responded to the Competing Member within the fifteen (15) day period, the Competing Member may proceed with such activity. The notice to be provided in this Section 6.1(b) shall include sufficient information from which the notified party may make a fully informed decision regarding participation.

             (c) Except as provided in Section 6.1(b), each Member and its Affiliates may engage in whatever activities they may choose, regardless of whether such activities compete with the Company, the other Members or an Affiliate of the other Members.

         6.2 NON-DELEGATION. Except as provided herein, a Member shall not, without the prior approval of the Board, engage in any transaction, make any other commitment, enter into any agreement or incur any obligation, whether as principal, surety or agent, or in any other way hold itself out as acting for, or on behalf of, the Company. Any attempted action in contravention of this
Section 6.2 shall be null, void AB INITIO and not binding upon the Company, unless subsequently ratified by the Board.

         6.3 CAPITAL CONTRIBUTIONS.

             (a) INITIAL CAPITAL CONTRIBUTIONS. The amount of each Member's initial contributions is set forth on EXHIBIT B attached hereto and made a part hereof.

             (b) FURTHER CAPITAL CONTRIBUTIONS. After such initial capital contribution, a Member shall not be obligated to make any further capital contribution unless agreed to by each Member. If so agreed, G Member shall make the first contribution such that the GAAP basis capital accounts are in proportion with G Member's and O Member's respective percentage


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ownership interest in the Company. Thereafter, the Members shall make additional capital contributions in proportion to their respective percentage ownership interests in the Company.

         6.4 RATIFICATION OF CERTAIN ACTIONS. The Members hereby ratify and affirm as actions of the Company actions taken by the Members prior to the date thereof in furtherance of the Business. The Company agrees to assume all matters and shall indemnify both Members and their Affiliates against all such matters.

                                   ARTICLE VII

                        DISPOSITION OF MEMBER'S INTEREST

         7.1 RESTRICTION ON TRANSFER OF ASSIGNMENT.

             (a) During the first six months following the date of the Agreement, except for transfers contemplated in Section 7.2 or Article VIII, the interest in the Company owned by G Member shall not be transferred without the written consent of O Member. Thereafter, G Member may do so only as provided in
Section 7.2, Section 7.3 or Article VIII. Any transfer, sale assignment, pledge, encumbrance, mortgage or disposition of G Member's interest in the Company in contravention of this Agreement shall be null and void, and if G Member attempts to make a prohibited transfers, then O Member shall be entitled to take any and all actions which may be necessary or appropriate to defeat or prevent the prohibited transfer.

             (b) During the first six (6) months following the date of the Agreement, except for transfers contemplated in Section 7.2 or Article VIII, O Member shall not transfer its interest in the Company without the written consent of G Member. Thereafter, O Member may do so only as provided in Sections 7.2, 7.3, 7.6 or Article VIII. Any transfer, sale assignment, pledge, encumbrance, mortgage or disposition of O Member's interest in the Company in contravention of this Agreement shall be null and void, and if O Member attempts



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to make a prohibited transfer, then G Member shall be entitled to take any and all actions which may be necessary or appropriate to defeat or prevent the prohibited transfer.

         7.2 TRANSFERS TO AFFILIATES.

             (a) G Member may transfer its respective interest in the Company at any time to one of its shareholders or Affiliates, provided the transferee shall have agreed in writing to be bound by the provisions of this Agreement affecting the membership interest so transferred and provided further that such transfer shall not affect the Company's MBE Certification.

             (b) O Member may transfer its interest in the Company at any time to Olympic Steel, Inc., an Ohio corporation, ("OSI"), or to a wholly-owned entity of OSI provided both OSI and the transferee shall have agreed in writing to be bound by the provisions of this Agreement affecting the membership interest so transferred.

         7.3 SALE OF INTEREST BY A MEMBER.

(a) RIGHT TO MATCH OFFER. After the expiration of the six (6) month period following the date of this Agreement, in the event a Member elects to transfer its interest in the Company (other than to an Affiliate as provided in Section
7.2 or as provided in Article VIII), it shall notify the other Member in writing (the "Transfer Notice") of such intent, specifying all terms and conditions of the transaction including the identity of the proposed transferee. The non-selling Member shall have a period of sixty (60) days following receipt of the Transfer Notice to notify the selling Member in writing (the "Consent Notice") whether it consents to such transfer. In the event that the non-selling Member does not consent to such transfer, the Consent Notice must specify whether (i) the non-selling Member will purchase the interest being offered for sale by the selling Member, under the same terms and conditions described in the Transfer Notice, or (ii) if they elect to liquidate the Company in accordance with Section 8.3. In


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the event the non-selling Member elects to acquire the selling Member's interest, the Consent Notice shall specify a closing date in accordance with the requirements of Section 7.3(b).

             (b) CLOSING FOR TRANSFER UNDER SECTION 7.3. In the event a non-selling Member elects to purchase the interest being offered, the transaction shall be consummated at a closing to be held on a date designated by such purchasing Member that is a business day not less than ten (10) days or more than sixty (60) days after the selling Member's receipt of the Consent Notice subject to extension to permit any applicable governmental reviews or to obtain any necessary governmental consents or approvals. At the closing, the purchasing Member shall deliver the purchase price to the selling Member by cashier's or certified check payable to the selling Member or by wire transfer of immediately available funds to an account designated by the selling Member.

             (c) REQUIREMENTS AND CONDITIONS. All transfers of a selling Member's interest pursuant to this Section 7.3 shall be subject to the requirements of Sections 7.4 and 7.5 and the selling Member shall cause the conditions set forth in Section 7.4 to be satisfied before or at the closing.

         7.4 CONDITIONS FOR VALID TRANSFER OF COMPANY INTEREST BY A MEMBER. In the event a non-selling Member consents to a transfer by the selling Member pursuant to Section 7.3(a), the selling Member and the person acquiring such interest (the "Buyer") shall not accomplish or complete the transfer of such interest unless (i) both selling Member and Buyer have executed and delivered an agreement (the "Substitution Agreement"), (ii) such interest is transferred pursuant to the Substitution Agreement, and (iii) the Substitution Agreement provides, INTER ALIA, that upon consummation of the transactions provided for therein at a closing (the "Transfer Closing"):


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             (1) the selling Member shall withdraw from the Company;

             (2) the selling Member shall transfer and convey to Buyer all of the selling Member's interest;

             (3) the Company shall have no further obligations to selling Member under this Agreement;

             (4) Buyer shall succeed to all of selling Member's interest and selling Member's rights and obligations under this Agreement to the extent that such rights and obligations relate to future performance; and

             (5) selling Member shall have no right to, and shall cease using, the Company's name.

         7.5 TRANSFER CLOSING. Any Transfer Closing shall be held at the principal offices of the Company at 10:00 a.m. on a date mutually agreed upon by Buyer and the selling Member.

         7.6 PUT ARRANGEMENTS.

             (a) During the Put Periods (as hereinafter defined), O Member shall have the right for any reason to require the Company to repurchase all, but not less than all, of its interest in the Company at the Put Price (as hereinafter defined) (the "Put") by delivering a written notice to the Company (the "Put Notice"). For purposes hereof, the "Put Periods" shall mean the period between March 1 and March 15 and the period between September 1 and September 15 of each year, provided the period begins six (6) months or more after the date of this Agreement.

             (b) Upon the delivery of the Put Notice, the Company, G Member and O Member shall in good faith promptly determine the Put Price as provided hereunder, and subject to the provisions hereof within ten (10) business days after the determination of the Put Price, the


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Company shall purchase and O Member shall sell its interest in the Company at a mutually agreeable time and place (the "Put Closing").

             (c) At the Put Closing, the Company shall deliver to O Member the Put Price by cashier's or certified check payable to O Member or by wire transfer of immediately available funds to an account designated by O Member. For purposes hereof, the "Put Price" shall mean the "Net Book Value Interest" of O Member's interest in the Company. For purposes of this Agreement, the "Net Book Value Interest" of a Member shall mean a Member's capital account balance, adjusted for profits and losses of the Company realized as of such date and allocable to such Member to the extent not already factored into the capital account balance of such Member.

         7.7 IMPACT OF TRANSFER. Notwithstanding the other provisions of this
Article VII, a Member may not transfer an interest in the Company, as specified in Sections 7.1 or 7.2, if such transfer will terminate the Company for federal income tax purposes or affect the Company's MBE Certification. If requested by the non-transferring Member, the transferring Member shall provide an opinion of counsel reasonably satisfactory to the non-transferring Member, concluding that the contemplated transfer will not result in a termination of the Company for federal income tax purposes and evidence satisfactory to the non-transferring Member that the contemplated transfer will not affect the Company's MBE Certification.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION EVENTS. The Company shall terminate and wind up its affairs upon the occurrence of the mutual election of O Member and G Member and, in the event of any of the following events, the non-defaulting or non-bankrupt Member, as the case may be, may elect to cause the Company to be terminated and its affairs wound up:


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             (a) A material breach of either G Member or O Member of this
Agreement or any other material agreement which a Member or an Affiliate of a Member has with the Company which continues for more than ninety (90) days after written notice;

             (b) The Bankruptcy of the Company or any Member. For purposes hereof, "Bankruptcy" shall mean the filing of a voluntary petition for relief under the Bankruptcy Code, the filing on an involuntary petition for relief that is not dismissed or stayed within sixty (60) days, the making of an assignment for the benefit of creditors or insolvency of any such party;

             (c) The occurrence of a "Change of Control" in O Member. For purposes hereof, a "Change in Control" in O Member shall mean that Michael D. Siegal and David A. Wolfort are no longer employed by OSI; and

             (d) The Company's loss of MBE Certification, which loss is caused by a Member, but only if the Member not causing the loss of certification elects to terminate the Company.

         For purposes of this Article VIII, the Member or an affiliate of such Member who: (i) is in default pursuant to Section 8.1(a), (ii) is bankrupt pursuant to Section 8.1(b) or, (iii) suffers a Change in Control pursuant to
Section 8.1(c) or, (iv) causes the loss of MBE Certification shall be referred to as the "Defaulting Member".

         8.2 EFFECT OF TERMINATION.

             (a) VALUATION. In the event of a termination pursuant to Sections 8.1(a), (b), (c) or (d), the Members shall promptly negotiate in good faith to determine a fair market value on a going concern basis of the Company which shall be the going concern value of the Company that a non-affiliated third party would pay in cash all of the Company's assets and assume all of its liabilities, both absolute and contingent. If O Member and G Member cannot agree upon such

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a value within sixty (60) days after the termination event, they shall either
(i) jointly appoint a nationally recognized investment banking firm, commercial bank or accounting firm; or (ii) if they cannot agree upon such an appointment, they shall appoint the Company's then current auditors to determine the value within sixty (60) days of such appointment (the "Value").

             (b) TERMINATION UPON MUTUAL ELECTION. In the event of a termination pursuant to the mutual election of the Member, the Company shall be liquidated.

             (c) OTHER TERMINATION EVENTS. In the case of a termination event other than the mutual election of the Members, the non-Defaulting Member shall have the option, in its sole discretion, of selecting among the following options by giving written notice to the other party (the "Termination Notice"):

                 (i) Purchasing the Defaulting Member's interest at a purchase price equal to the lesser of (x) an amount equal to (A) the Value determined pursuant to Section 8.2(a) above multiplied by (B) the then percentage interest in the Company of the Defaulting Member, or (y) the Net Book Value Interest in the Company of the Defaulting Member, as of the date the Termination Notice is given.

                 (ii) Causing the Defaulting Member to acquire the non-Defaulting Member's interest in the Company at a purchase price equal to the greater of (x) an amount equal to (A) the Value determined pursuant to Section 8.2(a) above multiplied by (B) the then percentage interest in the Company of the non-Defaulting Member; or (y) the Net Book Value Interest in the Company of the non-Defaulting Member.

                 (iii) Requiring the Company to be liquidated in accordance with
Section 8.3.


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                 (iv) Selling the Company to a third party on terms determined solely by the non-Defaulting Member, and requiring the Defaulting Member to sell its interest in the Company to the third party on such terms as specified in the Termination Notice.

                 The closing (the "Termination Closing") of a transaction contemplated by the Termination Notice shall occur on a date mutually agreed to by the Members but in any event within sixty (60) days of the date of the Termination Notice, except that the closing of a transaction described in
Section 8.2(c)(iv) shall occur at the time specified in the Termination Notice. In the event the non-Defaulting Member elects the options set forth in Section 8.2(c)(i) above, the non-Defaulting Member shall pay on-half (1/2) of the purchase price to the Defaulting Member within six (6) months after the Termination Closing and the remaining one-half (1/2) of the purchase price within twelve (12) months after the Termination Closing. In the event the non-Defaulting Member elects the option set forth in Section 8.2(c)(ii), the Defaulting Member shall pay at least one-half (1/2) of the purchase price to the non-Defaulting Member within three (3) months after the Termination Closing and the remaining one-half (1/2) within six (6) months after the Termination Closing.


         8.3 LIQUIDATION. If the Company is liquidating, such liquidation shall be conducted in accordance with the then applicable Michigan Limited Liability Company Act, the Internal Revenue Code and all regulations under either statute. The liabilities of a defaulting Member to the non-Defaulting Member shall be paid out of the defaulting Member's share of such distribution. Any amounts remaining shall be distributed to the Member's in accordance with their capital account balances as defined in the TAX APPENDIX.

         8.4 EXCLUSIVITY. The provisions of this Article VIII are the exclusive means by which the Company may be terminated and each Member waives any rights it may have, whether

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statutory or otherwise, to withdraw capital, terminate the Company or otherwise cease its participation in the Company.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 STANDARD OF CONDUCT. The Company shall, to the maximum extent permitted by law, indemnify and hold harmless each Member, each Manager, Officer, employee and agent of the Company, either Member or the Affiliates of either Member; and all other heirs, executors, successors and assigns of each of the foregoing against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) by reason of the fact that such entity or person is or was serving as a Member, Manager, Officer, employee or agent of the Company provided that (a) such entity or person acted in good faith; (b) in a criminal action, such entity or person reasonably believed its conduct was lawful; and (c) in the case of an action initiated by such person or entity, the initiation of such action was approved by the Board.

         9.2 ADVANCE OF EXPENSES. The Company shall advance to all indemnified entities and persons the costs and expenses of any covered proceeding provided such indemnified entity or person provides the Company with an affidavit made in good faith that he, she or it qualifies for such indemnification.

         9.3 DUAL REPRESENTATION. Subject to the applicable professional conflict of interest rules, the Company and one or more indemnified entity or person may be jointly represented by a single counsel.

         9.4 NOTICE. Any person claiming indemnification shall give the Company prompt notice of its right to indemnification and the failure to give such notice shall except the


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indemnification obligation to the extent the failure to
give such notice is materially prejudicial to the Company.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 INSPECTIONS. Each Member shall at all reasonable times have the right to inspect, audit and evaluate the Company's files, books, records, computer data, contracts, assets, leased assets and operations, including, but not limited to, the right to enter upon, investigate and collect air, surface water, ground water and soil samples, provided that such entry, investigation and sampling shall not interfere with the normal business and operations of the Company.

         10.2 RIGHTS AND REMEDIES. The rights and remedies granted under this Agreement shall not be exclusive, but shall be in addition to all other rights and remedies available at law or in equity. The parties expressly agree that the obligations of each party hereunder are expressly made enforceable by specific performance.

         10.3 EXPENSES. Except as specifically provided herein or in any other agreements between the Members or their Affiliates to the contrary, any costs, expenses and charges incurred by either of the parties hereto in connection with this Agreement shall be borne by the party incurring such costs, expenses or charges.

         10.4 NOTICES. All notices and other communications hereunder shall be effective upon receipt and shall be in writing and personally delivered or mailed by courier or sent by facsimile as follows:

         If to the Company:

                  TRUMARK STEEL & PROCESSING LLC
                  Attn:  Tom or Greg Goss
                  222 Lavoy Road
                  Erie, MI  48133

                  Telephone Number:  (734) 847-7706
                  Facsimile Number:  (734) 847-6694

         with a copy to:

                  L.R. Sowell & Associates, PLLC
                  Attn:  Leamon R. Sowell
                  277 Gratiot Avenue, Suite 700
                  Detroit, MI  48226
                  Telephone Number:  (313) 964-7900
                  Facsimile Number:  (313) 964-7900

         If to G Member:

                  The Goss Group, Inc.
                  Attn:  Tom & Greg Goss
                  333 West Fort Street, Suite 1200
                  Detroit, MI  48226
                  Telephone Number:  (313) 962-2200
                  Facsimile Number:  (313) 962-3145

         with a copy to:

                  L.R. Sowell & Associates PLLC
                  Attn:  Leamon R. Sowell
                  277 Gratiot Avenue, Suite 700
                  Detroit, MI  48226
                  Telephone Number:  (313) 964-7900
                  Facsimile Number:  (313) 964-7900

         If to O Member:

                  Oly Steel Welding, Inc.
                  Attn:  Michael D. Siegal
                  c/o Olympic Steel, Inc.
                  5096 Richmond Road
                  Bedford Heights, OH  44146
                  Telephone Number:  (216) 292-3900
                  Facsimile Number:  (216) 292-3974

         with a copy to:

                  Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A.
                  Attn:  Marc H. Morgenstern, Esq.
                  1301 E. 9th Street, Suite 2600

                  Cleveland, OH  44114
                  Telephone Number:  (216) 696-3311
                  Facsimile Number:  (216) 696-1009

or to such other address as hereafter shall be furnished as provided in this Section by one of the parties hereto or the other parties hereto.

         10.5 SUCCESSION AND ASSIGNMENT. Except as expressly contemplated herein, no party shall assign this Agreement or any rights hereunder, or delegate performance of any of its obligations hereunder, without the prior consent of the other, and any such attempted assignment or delegation without such consent shall be null, void AB INITIO and of no force or effect. Any permitted assignment of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

         10.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Appendices hereto) sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral.

         10.8 HEADINGS. The headings set forth in this Agreement are for convenience of reference only and do not qualify or affect in any way the meaning or interpretation of this Agreement.

         10.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Michigan.

         10.10 NO THIRD PARTY RIGHTS. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

         10.11 SEVERABILITY. In case any one or more of the provisions contained in this Agreement is adjudged invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except to the extent that doing so would be unjust or inequitable.

         10.12 AMENDMENTS. No amendment, modification or waiver of any term or condition of this Agreement shall be valid or of any force or effect unless in a writing signed by both Members.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  TRUMARK STEEL & PROCESSING LLC



                                  By:
                                      -----------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                         --------------------------------------



                                  THE GOSS GROUP, INC.



                                  By:
                                      -----------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                         --------------------------------------



                                  OLY STEEL WELDING, INC.



                                  By:
                                      -----------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                         --------------------------------------

                                    EXHIBIT A

                                  DEFINED TERMS

"Affiliate" shall mean, when used in reference to a specified person: (i) any person who directly or indirectly, controls or is controlled by, or is under common control with the specified person; (ii) any person who is an Officer, Manager, employee, trustee or partner of, or serves in a similar capacity with respect to the specified person, or of which the specified person is an Officer, Manager, employee, trustee or partner, or with respect to which the specified person serves in a similar capacity; (iii) any person who, directly or indirectly, is the beneficial owner of ten percent (10%) or more of any class of equity securities, or partnership, or limited liability company interest of, or otherwise has a substantial beneficial interest in, the specified person or of which the specified person is directly or indirectly the owner of ten percent (10%) or more any class of equity securities, or partnership, or limited liability company interest, or in which the specified person (and for this purpose, a relative means a person's spouse, lineal descendants, ancestors, siblings, sons-in-law or daughters-in-law).

"Bankruptcy" shall have the meaning given to it in Section 8.1(b).

"Board" or "Board of Managers" shall have the meaning given to it in Section 4.2(a).

"Business" shall have the meaning given to it in Section 6.1(a).

"Company" shall mean Trumark Steel & Processing LLC.

"Competing Member" shall have the meaning given to it in Section 6.1(b).

"Consent Notice" shall have the meaning given to it in Section 7.3(a).

"Defaulting Member" shall have the meaning given to it in Section 8.1.

"G Member" shall mean The Goss Group.

"GAAP" shall mean generally accepted accounting principles.

"Manager" or "Managing Member" shall mean G Member.

"Net Book Value Interest" shall have the meaning given to it in Section 7.6(c).

"Non-Competing Member" shall have the meaning given to it in Section 6.1(b).

"O Member" shall mean Oly Steel Welding, Inc., a Michigan corporation.

"Person" shall mean any individual, partnership, limited liability company, corporation, trust, estate or any other entity, as the context may require.

"Put", "Put Notice" and "Put Periods" shall have the meanings given to such items in Section 7.6(a).

"Put Closing" shall have the meaning given to it in Section 7.6(b).

"Put Price" shall have the meaning given to it in Section 7.6(c).

"Tax Appendix" shall mean the Appendix attached to this Agreement.

"Termination Closing" shall have the meaning given to it in Section 8.2(c).

"Transfer Notice" shall have the meaning given to it in Section 7.3(a).

"Transfer Closing" shall have the meaning given to it in Section 7.4.

                                    EXHIBIT B

                          INITIAL CAPITAL CONTRIBUTIONS

G Member:  $1.00

O Member:  AMOUNT TO BE DETERMINED AFTER THE MARCH 31, 2002 BOOKS ARE CLOSED.